UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 28, 2004

Merck & Co., Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-3305	22-1109110
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Merck Drive, P.O. Box 100, Whitehouse Station, NJ		08889
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	908-423-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 28, 2004, the Registrant's Board of Directors approved amendments to the By-Laws of the Registrant. Specifically, amendments were made (1) to Articles I and II to reflect the declassification of the Board of Directors, which was approved by stockholders at the Registrant's Annual Meeting on April 27, 2004; (2) to Article II to provide that any stockholder nomination for director with respect to an election to be held at an annual meeting of stockholders must be received by the Registrant not less than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; (3) to Article IV to provide that the capital stock of the Registrant may be in uncertificated as well as certificated shares; and (4) to Article V to allow the Board as a whole to authorize the advancement of expenses to directors, officers, and employees being sued as a result of their position with the Registrant, only in the event that there are no disinterested directors. Certain other minor technical changes were made to the By-Laws to make them consistent with current practices.

The Registrant's By-Laws, as amended, are attached hereto as Exhibit 3.2.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 3.2 - By-Laws of the Registrant, as amended, effective September 28, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc. (Registrant)

October 1, 2004	By:	/s/ Debra A. Bollwage

Name: /s/ Debra A. Bollwage
Title: Assistant Secretary

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Exhibit Index

Exhibit No.	Description

EX-3.2	By-Laws of Registrant, as amended, effective September 28, 2004